Exhibit 99.1

PROXY

AWARE, INC.

(Solicited on behalf of John S. Stafford, Jr.)

This proxy relates to all shares of common stock, $0.01 par value (the “common stock”), of Aware, Inc. (the “company”) beneficially owned by the undersigned stockholder (“stockholder”).  The stockholder hereby appoints John S. Stafford, Jr. (with full power of substitution) as the stockholder’s proxy (“proxyholder”) and grants the proxyholder full power and authority to vote all common stock beneficially owned by the stockholder, which the stockholder could vote and with all power the stockholder would possess if personally present at any annual or special meeting of the stockholders of the company or if acting by written consent in lieu of a meeting.

The proxyholder will exercise his discretion to vote the shares on the stockholder’s behalf with respect to matters coming before any meeting and any adjournment thereof.

This proxy gives the proxyholder all rights the stockholder would have in connection with the voting of the common stock, including (without limitation) the right to:

•                  Vote all or any portion of the shares in the manner he sees fit in his sole discretion with respect to any matter, including the election of directors and any transactions involving the company.

•                  Call for a meeting of stockholders.

•                  Attend any annual or special stockholders meeting.

•                  Give written consent instead of attending or voting at a meeting.

The stockholder acknowledges receipt of the Information Statement dated January 14, 2014 from the proxyholder and is not relying on any other information, representations or promises made by the proxyholder in any way related to the grant of this proxy to the proxyholder or the proxyholder’s exercise of authority granted herein.

The stockholder revokes all proxies the stockholder has previously given regarding the common stock beneficially owned by the stockholder.

The stockholder agrees to provide written notice to the proxyholder of any disposition of the stockholder’s common stock not later than 1 business day after any such disposition.

This proxy may be revoked only upon written notice from the stockholder to the proxyholder.  The revocation will not be effective until 30 days after the proxyholder receives the notice of revocation.

Dated: , 2014

Signature(s)

(Please date this proxy and sign it exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder must sign. When signing as an attorney, executor, administrator, or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full corporate, partnership or entity name, by an authorized officer.)